Exhibit 25

FORM T-1


                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                         STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF
                A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                   CHECK IF AN APPLICATION TO DETERMINE
                   ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(B)(2) _______


                   UNITED STATES TRUST COMPANY OF NEW YORK
            (Exact name of trustee as specified in its charter)

           New York                                 13-5459866
	(Jurisdiction of incorporation                  (I.R.S. employer
	 if not a U.S. national bank)                  identification No.)


  114 West 47th Street                             10036-1532
      New York, NY                                 (Zip Code)
	 (Address of principal
   executive offices)


                       Green Mountain Power Corporation
           (Exact name of obligor as specified in its charter)

       Vermont                                      	03-0127430
	(State or other jurisdiction of                 (I.R.S. employer
	incorporation or organization)                 identification No.)


    25 Green Mountain Drive
   South Burlington, Vermont                          05402
	(Address of principal executive offices)            (Zip Code)

                First Mortgage Bonds, Secured Notes Series A
                     (Title of the indenture securities)



                                 GENERAL


1.  General Information

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Federal Reserve Bank of New York (2nd District), New York, New York
         (Board of Governors of the Federal Reserve System)
       Federal Deposit Insurance Corporation, Washington, D.C.
       New York State Banking Department, Albany, New York

  (b)  Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor

  If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

   Green Mountain Power Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  List of Exhibits.

  T-1.1 - "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the
"Commission") pursuant to the Trust Indenture Act of 1939
(Registration No. 2221291).

  T-1.2 - The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking
Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the
Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

  T-1.3 - The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T-1.1).

  T-1.4 - The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No.
2221291).

  T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

  T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of May 4, 1995, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 4th day of May, 1995.

                                   UNITED STATES TRUST COMPANY OF
                                         NEW YORK, Trustee

                              By:
                                   /s/Robert E. Patterson III
                                      Assistant Vice President


Exhibit T-1.6

    The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                              114 West 47th Street
                               New York, NY  10036


March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,



UNITED STATES TRUST COMPANY
OF NEW YORK



By:  /s/Gerard F. Ganey
        Senior Vice President


EXHIBIT T-1.7


                      Consolidated Report of Condition of
                    United States Trust Company of New York
and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business on December 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
                                                     Dollar Amounts
                    ASSETS                            in Thousands
Cash and balances due from depository institutions:
  a.  Noninterest bearing balances and
      currency and coin                                $  164,610
  b.  Interest bearing balances:                           21,524
Securities:                                             1,033,526
Federal funds sold and securities purchased under
  agreements to resell                                    120,000
Loans	                                1,626,898
LESS: Allowance credit losses            14,699
Net Loans                                               1,612,199
Premises and Equipment:                                   109,346
Other assets:                                             162,006
                                                      -----------
TOTAL ASSETS:                                         $ 3,223,211
                                                      ===========

                    LIABILITIES
Deposits:                                            $  2,440,371
   (1)  Non interest bearing:         1,031,538
   (2)  Interest bearing:             1,408,833
Federal funds purchased, securities sold under
agreements to repurchase and other borrowings:            350,515
Accounts Payable & Accrued Liabilities                    148,078
Long Term Debt                                             60,924
                                                      -----------
TOTAL LIABILITIES:                                    $ 2,999,888
                                                      ===========

                    EQUITY CAPITAL
Common Stock:                                        $     11,581
Capital Surplus:                                           72,605
Treasury Stock, at cost:                                  (86,139)
Loan to ESOP                                              (16,171)
Net unrealized holding gains (losses) on
available-for-sale securities                              (3,192)
TOTAL EQUITY CAPITAL:                                  $  223,323
                                                      ------------
TOTAL LIABILITY AND EQUITY CAPITAL:       	           $ 3,223,211
                                                      ============








I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

RICHARD E. BRINKMANN, SVP & CONTROLLER
December 31, 1994

We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ       |  Directors
JEFFREY S. MAURER         |
FREDERICK S. WONHAM       |